SECURITIES AND EXCHANGE COMMISSION

				Washington, D.C.  20549




				    FORM 8-K

				CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



			 Date of Report: July 6, 2001



            Exact Name of
Commission  Registrant        State or other   IRS Employer
File        as specified      Jurisdiction of  Identification
Number      in its charter    Incorporation    Number
----------  --------------    ---------------  --------------

1-12609     PG&E Corporation  California       94-3234914

1-2348      Pacific Gas and   California       94-0742640
            Electric Company




Pacific Gas and Electric Company    PG&E Corporation
77 Beale Street, P.O. Box 770000    One Market, Spear Tower, Suite 2400
San Francisco, California  94177    San Francisco, California 94105

         (Address of principal executive offices) (Zip Code)


Pacific Gas and Electric Company         PG&E Corporation
(415) 973-7000                           (415) 267-7000

    (Registrant's telephone number, including area code)




Item 5. Other Events.


On July 3, 2001, Pacific Gas and Electric Company (Utility), the California utility subsidiary of PG&E Corporation, filed a motion with the U.S. Bankruptcy Court for the Northern District of California requesting that the court extend until December 6, 2001, the period during which the Utility has the exclusive right to file a plan of reorganization in its Chapter 11 case. Under the current timeline, the exclusivity period is set to end on August 6, 2001, 120 days after the Utility's April 6, 2001 Chapter 11 filing. The Utility filed for an extension of the exclusivity
period in the event that additional   time is needed to continue
discussions with creditors and to develop and file a comprehensive and feasible plan of reorganization.

Also, on July 5, 2001, the Utility filed its monthly operating reports for the months ended April 30 and May 31, 2001 with the Bankruptcy Court. Each monthly operating report includes an unaudited income statement for the relevant month and an unaudited balance sheet dated as of the end of the relevant month. These unaudited financial statements are attached as Exhibit 99 to this report. Each monthly operating report also includes a statement of receipts and disbursements, as well as other information. The preliminary financial statements were prepared using certain assumptions and estimates that are subject to revision. Any adjustments for these estimates (based upon changes in facts and circumstances, further analysis, and other factors) will be reflected in the financial statements in the period during which such adjustments are made. These adjustments could have a material impact on reported results in the future.

On June 21, 2001, the Utility received a request from the California Department of Water Resources (DWR) that the Utility pay the DWR the amounts required by current California Public Utilities Commission (CPUC) orders for the DWR's out-of-market purchases made on behalf of the Utility's customers between January 17, 2001 and June 2, 2001, pursuant to Assembly Bill 1X (AB 1X). The Utility has previously received invoices from the California Independent System Operator (ISO) for what the Utility believes may be the same energy. For the period January 1 through April 6, 2001, the Utility recorded these energy costs based upon ISO-invoiced amounts and estimated amounts accrued before receipt of actual ISO invoices. In light of the Federal Energy Regulatory Commission's April 6, 2001 order which reaffirmed its February 14, 2001 order barring the ISO from charging the Utility for certain ISO power purchases, the Utility has not recorded any such estimated ISO charges after April 6, 2001, except for the ISO's grid management charge. (The FERC orders require the ISO to schedule third party transactions only with creditworthy buyers or creditworthy counterparties. The Utility has failed to meet the ISO's creditworthiness standards for scheduling third party transactions since early January 2001 when the Utility's credit ratings were downgraded to below investment grade. On June 13, 2001, the FERC denied the ISO's request for rehearing of its April 6, 2001 order.)

The amounts requested by the DWR in its June 21, 2001 invoices are based on the amounts that the Utility is authorized to collect from customers pursuant to AB 1X and current CPUC orders, which are significantly less than the ISO invoices which are based on market prices. However, the CPUC orders establishing the amount the Utility is required to collect and pay the DWR are interim and subject to revision when the CPUC allocates the DWR's overall revenue requirements under AB 1X.


On June 26, 2001, the Bankruptcy Court issued an injunction prohibiting the ISO from violating the FERC orders referred to above. The Bankruptcy Court noted that the FERC orders permit the ISO to schedule transactions that involve either a creditworthy buyer or a creditworthy counterparty, but recognized that there are unresolved issues regarding how to ensure these creditworthiness requirements for real-time transactions when the ISO has ordered power sellers to respond to the ISO's emergency dispatch orders. The Utility believes that its only responsibility for third party power delivered to its customers is to pay the DWR the amount collected from customers pursuant to AB 1X, whether the third party power is purchased by a creditworthy buyer or whether the purchase is facilitated by a creditworthy counterparty.

A determination that the DWR is the creditworthy buyer or counterparty for the ISO's third party purchases in accordance with the FERC tariffs could result in a reversal of the prior recorded expenses and could result in a material increase to earnings depending on the amount ultimately authorized by the CPUC to be collected by the Utility from ratepayers on the DWR's behalf.


Item 7. Financial Statements, Pro Forma, Financial Information, and
Exhibits


Exhibit 99 - Pacific Gas and Electric Company Income Statements for the months ended April 30 and May 31, 2001 and Balance Sheets dated April 30 and May 31, 2001, respectively





				        SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                              PG&E CORPORATION

                              By: LINDA Y.H. CHENG
                                  -----------------------------
                                  LINDA Y.H. CHENG
                                  Corporate Secretary



                              PACIFIC GAS AND ELECTRIC COMPANY

                              By: DINYAR B. MISTRY
                                  -----------------------------
                                  DINYAR B. MISTRY
                                  Vice President and Controller





Dated:  July 6, 2001